BYLAWS

                                         OF

                            THE GOLD CHAIN MINING COMPANY




















                          (Adopted Effective June 17, 1995)
                             and Ratified July 28, 1998








                                     45 of 63

                                  BYLAWS
                                    OF
                       THE GOLD CHAIN MINING COMPANY

                             TABLE OF CONTENTS

ARTICLE  I
     OFFICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.1    Office . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE  II
     SHAREHOLDERS' MEETING . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 2.1    Annual Meetings. . . . . . . . . . . . . . . . . . . .1
     Section 2.2    Special Meetings . . . . . . . . . . . . . . . . . .  1
     Section 2.3    Notice of Shareholders' Meetings . . . . . . . . . .  1
     Section 2.4    Waiver of Notice . . . . . . . . . . . . . . . . . .  1
     Section 2.5    Place of Meeting . . . . . . . . . . . . . . . . . .  2
     Section 2.6    Record Date. . . . . . . . . . . . . . . . . . . . .  2
     Section 2.7    Quorum . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.8    Voting . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.9    Proxies. . . . . . . . . . . . . . . . . . . . . . .  2
     Section 2.10   Informal Action by Shareholders. . . . . . . . . . .  3
     Section 2.11   Adjournment of Meeting . . . . . . . . . . . . . . .  3

ARTICLE  III
     BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . .  3
     Section 3.1    General Powers . . . . . . . . . . . . . . . . . . .  3
     Section 3.2    Number, Tenure, and Qualifications . . . . . . . . .  3
     Section 3.3    Regular Meetings; Notice . . . . . . . . . . . . . .  3
     Section 3.4    Special Meetings; Notice . . . . . . . . . . . . . .  3
     Section 3.5    Waiver of Notice . . . . . . . . . . . . . . . . . .  4
     Section 3.6    Quorum of Directors. . . . . . . . . . . . . . . . .  4
     Section 3.7    Adjournment of Directors Meeting . . . . . . . . . .  4
     Section 3.8    Manner of Acting . . . . . . . . . . . . . . . . . .  4
     Section 3.9    Vacancies. . . . . . . . . . . . . . . . . . . . . .  4
     Section 3.10   Resignations of Directors. . . . . . . . . . . . . .  4
     Section 3.11   Removal of Director from Office. . . . . . . . . . .  5
     Section 3.12   Presumption of Assent. . . . . . . . . . . . . . . .  5
     Section 3.13   Compensation . . . . . . . . . . . . . . . . . . . .  5
     Section 3.14   Emergency Power. . . . . . . . . . . . . . . . . . .  5
     Section 3.15   Chairman of the Board. . . . . . . . . . . . . . . .  5
     Section 3.16   Board Committees . . . . . . . . . . . . . . . . . .  6
     Section 3.17   Other Board Committees . . . . . . . . . . . . . . .  6

ARTICLE  IV
     OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Section 4.1    Positions. . . . . . . . . . . . . . . . . . . . . .  6
     Section 4.2    Election and Term of Office. . . . . . . . . . . . .  6
     Section 4.3    Resignation. . . . . . . . . . . . . . . . . . . . .  7
     Section 4.4    Removal. . . . . . . . . . . . . . . . . . . . . . .  7
     Section 4.5    Vacancies. . . . . . . . . . . . . . . . . . . . . .  7
     Section 4.6    President. . . . . . . . . . . . . . . . . . . . . .  7
     Section 4.7    Vice Presidents. . . . . . . . . . . . . . . . . . .  7
     Section 4.8    Secretary. . . . . . . . . . . . . . . . . . . . . .  7
     Section 4.9    Treasurer. . . . . . . . . . . . . . . . . . . . . .  8
     Section 4.10   General Manager. . . . . . . . . . . . . . . . . . .  8
     Section 4.11   Other Officers . . . . . . . . . . . . . . . . . . .  8
     Section 4.12   Salaries and Contract Rights . . . . . . . . . . . .  8
     Section 4.13   Surety Bonds . . . . . . . . . . . . . . . . . . . .  9
     Section 4.14   Executive Management Committee . . . . . . . . . . .  9
     Section 4.15   Other Management Committees. . . . . . . . . . . . .  9

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ARTICLE  V
     WAIVER OF NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE  VI
     CONTRACTS, LOANS, CHECKS, AND DEPOSITS. . . . . . . . . . . . . . .  9
     Section 6.1    Contracts. . . . . . . . . . . . . . . . . . . . . .  9
     Section 6.2    Officers and Directors Contracts . . . . . . . . . .  9
     Section 6.3    Loans. . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 6.4    Deposits . . . . . . . . . . . . . . . . . . . . . . 10
     Section 6.5    Checks and Drafts. . . . . . . . . . . . . . . . . . 10
     Section 6.6    Bonds and Debentures . . . . . . . . . . . . . . . . 10

ARTICLE  VII
     CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 7.1    Issuance of Stock. . . . . . . . . . . . . . . . . . 10
     Section 7.2    Certificates . . . . . . . . . . . . . . . . . . . . 10
     Section 7.3    Bond for Lost or Destroyed Certificates. . . . . . . 11
     Section 7.4    Consideration for Shares . . . . . . . . . . . . . . 11
     Section 7.5    Transfer of Shares . . . . . . . . . . . . . . . . . 11
     Section 7.6    Transfer Agent and Registration. . . . . . . . . . . 11
     Section 7.7    Record Date and Transfer Books . . . . . . . . . . . 11
     Section 7.8    Voting Record. . . . . . . . . . . . . . . . . . . . 12
     Section 7.9    Registered Shareholders. . . . . . . . . . . . . . . 12
     Section 7.10   Corporation as Shareholder . . . . . . . . . . . . . 12

ARTICLE  VIII
     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 8.1    Indemnification. . . . . . . . . . . . . . . . . . . 12
     Section 8.2    Other Indemnification. . . . . . . . . . . . . . . . 12
     Section 8.3    Insurance. . . . . . . . . . . . . . . . . . . . . . 13
     Section 8.4    Settlement by Corporation. . . . . . . . . . . . . . 13

ARTICLE IX
     AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE  X
     FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE  XI
     DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE  XII
     CORPORATE SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14





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                                  BYLAWS OF
                       THE GOLD CHAIN MINING COMPANY


                                ARTICLE  I
                                  OFFICE

      Section 1.1 Office. The Corporation shall maintain such offices, within or without the State of Utah, as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors.

                                ARTICLE  II
                           SHAREHOLDERS' MEETING

      Section 2.1 Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Utah and on such date and at such time, being the same from year to year, as shall be set forth or as may be modified in compliance with these Bylaws. If the meeting date falls on a legal holiday, the meeting shall be scheduled for the next business day. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before it. The failure to hold an annual meeting does and shall not affect the validity of any corporate action.

      Section 2.2 Special Meetings. Special shareholders meetings, other than those regulated by statute, may be called at any time by the President or any other executive officer under the President's discretion, or by a majority of the directors, and shall be called by the President upon delivery to the Corporation's Secretary of written demand(s) and stated purposes for calling a special meeting by the holders of shares representing not less than 10% of all votes entitled to be cast at such special meeting. Written notice shall be given of such meeting that states the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person or persons by whom or at whose direction the meeting is called. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of special meeting shall be transacted at any such special meeting.

      Section 2.3 Notice of Shareholders' Meetings. The Secretary shall give written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten nor more than sixty days before the day of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting, or as otherwise may be permitted by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder's address as it appears on the books of the Corporation, with postage thereon prepaid.

      Section 2.4 Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or any of the corporation laws of the State of Utah, before or after the meeting or action that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in its corporate records; (b) attendance at the meeting, unless the shareholder at the beginning of the meeting objects to
holding the meeting or transacting business at the meeting; or   failure to
object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

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      Section 2.5 Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. Shareholders may by waiver or consent designate any place, either within or without the State of Utah, as the place for the holding of any such meeting. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

      Section 2.6 Record Date. The Board of Directors may fix a date not less than ten nor more than seventy days prior to any meeting or any action requiring a determination of shareholders as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meeting of the shareholders, or as otherwise may be authorized or required by law.

      Section 2.7 Quorum. A majority in interest of all the outstanding shares of the Corporation entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remains. If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one for which, a different vote is required, by express provision of law or of the Articles of Incorporation or of these Bylaws.

      Section 2.8 Voting. A holder of an outstanding share entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, and subject to the provisions of the Corporation laws of the State of Utah, every shareholder shall be entitled to one vote for each share, regardless of class of stock, standing in such shareholder's name on the official record of shareholders. Except as otherwise provided herein, or in the Articles of Incorporation, or any express provision of law, all corporate action shall be determined by a majority of the votes cast on each matter at a meeting or by written consent of shareholders by the holders of shares entitled to vote thereon.

      Section 2.9 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting and shall be effective when received by the person authorized to tabulate votes for the Corporation. No proxy shall be valid after eleven months from the date of its execution, unless a longer period is otherwise expressly provided for in the proxy.

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      Section 2.10 Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, except for the election of directors, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof.

      Section 2.11 Adjournment of Meeting. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally presented by notice. If a meeting is adjourned to a different date, time, or place, notice need not be given of the adjournment, if a new date, time, and place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Utah, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.


                               ARTICLE  III
                            BOARD OF DIRECTORS

      Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Articles of Incorporation. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation as it deems proper.

      Section 3.2 Number, Tenure, and Qualifications. The business, affairs, and assets of the Corporation shall be managed by a Board whose number of directors shall not be less than one nor more than twelve. Each director shall hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified. Directors need not be residents of the State of Utah, or be shareholders of the Corporation, but must have reached at least the age of majority. The number of directors may at any time be changed by a resolution adopted by the Board of Directors or by consent of a majority of the shareholders at any regular or special shareholders meeting.

      Section 3.3 Regular Meetings; Notice. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, consent, or waiver, the date, time and place for the holding of additional meetings without other notice or authority than by this Bylaw.

     Section 3.4 Special Meetings; Notice. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by the written request of at least one-third of the directors. The Secretary shall give notice of the date, time, and place, and may give notice of the purpose or purposes, of each special meeting, by mailing the same at least two days before the meeting or by telephoning or telefaxing the same at least one day before the meeting to each director.

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     Section 3.5  Waiver of Notice.  A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be the equivalent of having given notice to such director. The waiver must be in writing, signed by the director who is waiving notice, and delivered to the Corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends solely for the express and limited purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

      Section 3.6 Quorum of Directors. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. When a quorum is present at any meeting, a vote, consent, or decision by a majority of such quorum shall resolve any matter brought before such meeting, except as otherwise provided by the Articles of Incorporation or by these Bylaws. At any meeting at which every director shall be present, even though without notice, any business may be transacted.

      Section 3.7 Adjournment of Directors Meeting. A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted there shall not be necessary, other than by announcement at the meeting of which the adjournment is taken. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

      Section 3.8 Manner of Acting. At all meetings of the Board of Directors, each director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by a majority of the members of the Board of Directors. The directors may conduct a meeting by means of a telephone conference or any similar communications equipment by which every director participating in the meeting is able to satisfactorily communicate with each other director.

      Section 3.9 Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the then currently authorized number of directors to be elected at that meeting. Unless otherwise provided by law, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, or the shareholders may fill the vacancy.

      Section 3.10 Resignations of Directors. A director may resign at any time by giving the Board of Directors written notification thereof and delivering it to the Board of Directors, its Chairman, the President, or Secretary of the Corporation. Such resignation shall become effective upon its acceptance by the Board of Directors, unless the notice specifies a later effective date, or the Board informs the resigning director in writing of a differently deemed effective date; provided, however, that if the Board of Directors has not acted thereon within ten days from the date the written resignation is delivered, the resignation shall be deemed accepted on the eleventh day.

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      Section 3.11 Removals of Director from Office.  Directors may be removed from office with cause at any time at a special meeting called expressly for that purpose by unanimous vote of all other members of the Board of Directors, or with or without cause by vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote on the record date of that meeting. A director may be removed only if the number of votes cast for removal exceeds the number of votes cast against removal. The vacancy created by such removal shall be filled by the directors then in office, even if less than a quorum remains. The newly appointed director shall hold office until the next annual meeting or until a successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of that director's term of office.

      Section 3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

      (a) (1) The director objects, at the beginning of the meeting or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; or
           (2) The director shall file written dissent or abstention with the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting; and
      (b) The director's dissent or abstention from the action taken is entered in the minutes of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      Section 3.13 Compensation. By resolution of the Board of Directors, a director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid by cash, stock, or other similar consideration, a fixed sum of compensation for attendance at each meeting of the Board of Directors, or a stated salary as director, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 3.14 Emergency Power. When a director is incapacitated or otherwise unable to attend corporate meetings and function as a director, due to a death or national disaster, natural catastrophe, or similar force majeure, a majority of the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors are again able to attend, or vacancies are filled pursuant to these Bylaws.

      Section 3.15 Chairman of the Board. The Board of Directors in its discretion may elect from its own members a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

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      Section 3.16 Board Committees.  The Board of Directors, by special resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Board Committee of not fewer than two members, one of whom shall be the Chairman of the Board, and which shall be governed by the same rules regarding meeting, action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the board of directors generally. To the extent provided in such special resolution, The Executive Board Committee shall have and may exercise, in general, all power and authority of the Board of Directors, except for the following specific acts. The Executive Board Committee may not:

(i) Authorize or approve a distribution, unless done in accordance with a general formula or method prescribed by the Board of Directors;
(ii) Approve or propose to shareholders any action which by law requires the approval, proposal, or recommendation of the full Board of Directors for subsequent vote and approval by the shareholders;
(iii) Fill vacancies on the Board of Directors or on any of its committees;
(iv) amend Articles of Incorporation;
(v)   Adopt, amend, or repeal Bylaws;
(vi)  Approve a plan or merger not requiring shareholder approval; OR
(vii) Authorize or approve the issuance, sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed in such special resolution, and under the special direction of and review by the Board of Directors.

      Section 3.17 Other Board Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not fewer than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The Chairman of the Board shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any such board committee may fix its rules and procedures.

                                ARTICLE  IV
                                 OFFICERS

      Section 4.1 Positions. The officers of the Corporation shall be a President, and a Secretary each of whom shall be elected by a majority of the Board of Directors. The Board of Directors may also elect or appoint one or more Vice presidents, and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or by an officer duly authorized by Board resolution. In its discretion, the Board of Directors may leave unfilled, for any period as it determines necessary and proper, any office except that of the President and the Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers may, but are not required to, be directors or shareholders of the Corporation. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 4.2 Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election or appointment of officers is not being conducted at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected or appointed and qualified, or upon the earlier occurrence of such officer's death, resignation or removal from office as hereinafter provided.

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      Section 4.3 Resignation.  Any officer may resign at any time by delivering a written notice of resignation either to the Board of Directors, Chairman of the Board or President. Unless otherwise specified therein, such resignation shall take effect immediately upon delivery, and shall in and of itself be without prejudice to the contract rights, if any, of such officer.

      Section 4.4 Removal. Any officer or agent may be removed, with or without cause, by a majority vote of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall not be deemed an automatic termination of the contract rights, if any, of the person so removed. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question, if such officer is also a director.

      Section 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, or if a new office is created, may be filled by the Board of Directors for the unexpired portion of the term in the manner determined by the Board in its discretion to be warranted under the particular circumstances of any such vacancy.

      Section 4.6 President. The President shall be the chief executive and administrative officer of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, if that position is occupied by a different individual, al all meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation, and over its several officers subject to the direction and control of the Board of Directors. The President may appoint officers, agents, or employees in addition to those appointed by the Board of Directors and may sign, execute, and deliver in the name of the Corporation powers of attorney, contracts, bonds, deeds, mortgages and other obligations or agreements, and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

      Section 4.7 Vice Presidents. The Vice Presidents each shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, the Vice President or Vice Presidents, in the order designated by the Board or the President, shall perform the duties and exercise the powers of the President. In the event there is more than one Vice President and the Board of Directors has not designated the order in which Vice Presidents are to act as or in place of the President, then the Vice President who was elected first shall act as President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

      Section 4.8 Secretary. The Secretary shall prepare and keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. The Secretary shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of committees appointed by the Board. The Secretary shall have custody of the corporate seal and general charge of the books, records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, all of which shall at all reasonable times be open to the examination of any director. The Secretary, with the President or a Vice President thereunto authorized in the name of the Corporation may sign or execute contracts and affix the seal of the Corporation thereto.

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The Secretary shall authenticate records of the Corporation and perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. The Secretary shall be sworn to the faithful discharge of theses and other proper duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the President, Secretary or the Board of Directors.

      Section 4.9 Treasurer. The Treasurer shall have the care and general custody of the collection and disbursement of the money, funds and securities of the Corporation. The Treasurer shall endorse on behalf of the Corporation for collection, all checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the President or Board of Directors may designate. The Treasurer may sign, with the President, or such other persons as the Board of Directors may be designated for that purpose all bills of exchange or promissory notes of the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by on account of the Corporation; shall at all reasonable times exhibit the books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of the Corporation's accounts. The Treasurer shall perform such other duties as may be prescribed from time to time by the President, the Chairman of the Board, the Board of Directors, or the Bylaws.

      Section 4.10 General Manager. The Board of Directors may employ and appoint a General Manager, who may be one of the officers or directors of the Corporation. If so employed by the Board of Directors, the General Manager shall be the chief operating officer ("COO") of the Corporation and, subject to the directions and supervision of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. The General Manager shall have exclusive priority over management of the business of the Corporation and of all of its dealings, subject at all times to the control of the Board of Directors. Upon the express authority and direction from the Board of Directors or the executive committee, the General Manager shall supervise the hiring and employment of all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. The General Manager shall make a report to the President and directors quarterly, or more often if required to do so, setting forth the results of the Corporation's operations, together with recommendations for improving operations and increasing efficiency and productivity of the Corporation, and to perform such other duties as the Board of Directors may require, assign, or recommend.

      Section 4.11 Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

      Section 4.12 Salaries and Contract Rights. The salaries or other compensation, in the form of cash, stock, or similar consideration, if any, of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person, or group of persons or committee, the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation. The act of appointment of an officer shall not of itself create any contract right.

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      Section 4.13 Surety Bonds.  The Board of Directors may require any officer or agent of the Corporation to, and the same shall, execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the person's faithful performance of his duties to the Corporation, including responsibility for negligence, and for the accounting for all property, monies, securities, or other assets and liabilities of the Corporation which extend to such person's care or custody.

      Section 4.14 Executive Management Committee.   The Board of Directors
may appoint an Executive Management Committee from among the officers comprising management of the corporation made up of not fewer than two members, one of whom shall be the President, and may designate one or more other officers, to serve as members of the Executive Management Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Management Committee may possess and exercise such other powers as may be granted to it by the Board of Directors.

      Section 4.15 Other Management Committees. The Board of Directors may also appoint from among the officers comprising management of the corporation such other committee(s) as the Board may determine, which in each case shall consist of not fewer than two members and which shall have such powers and duties as may be prescribed from time to time by the Board, The President shall be a member ex-officio of each such committee appointed by the Board of Directors. A majority . Of the members of any such management committee may fix its rules of procedure subject to review by the Board of Directors.

                                ARTICLE  V
                             WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Revised Utah Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                ARTICLE  VI
                  CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 6.2 Officers and Directors Contracts. No contract, act, or other transaction between this Corporation and any other person, firm, or corporation shall be affected by the fact that a director or officer of this Corporation is a party to or is interested in such contract, act, or transaction, or in any way connected with such person, firm, or corporation, or is a director or officer of such other corporation. Any director or officer of this Corporation, individually or jointly, may be a party to or may be interested in any contract, act, or other transaction of this Corporation or in which this Corporation is interested.

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      Section 6.3 Loans.  No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, or transferred as security for the payment of any loan, advance, indebtedness, or liability of the Corporation unless and except as expressly authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

      Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

      Section 6.5 Checks and Drafts. All notes, drafts, acceptances, checks, endorsements, and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

      Section 6.6 Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or by the Secretary, and may be sealed with the seal of the Corporation. The seal may be facsimile, engraved, or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                               ARTICLE  VII
                               CAPITAL STOCK

      Section 7.1 Issuance of Stock.  No shares of this Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received, and a statement that the Board considers the consideration to be adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Utah Revised Business Corporation Act
and shall state the following:   the name of the corporation and that the
Corporation is organized under laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any which such certificate represents.

      Section 7.2 Certificates. The certificate shall be signed by or contain the original or facsimile signature of two officers of the Corporation, and the countersignature of the transfer agent and stock registrar and the seal of the Corporation may be affixed thereto. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

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All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors shall prescribe.

      Section 7.3 Bond for Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it, but alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or such person's legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of any such replacement certificate. The Board is authorized to issue a replacement certificate without requiring any bond.

      Section 7.4 Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

      Section 7.5 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof, or the record holder's legal representative, if any; transfers shall require proper, written evidence or special power of attorney granting authority to assign and transfer the same, duly executed and filed with the Secretary of the Corporation; and transfers shall take effect only after the physical surrender for cancellation of the certificate for such shares. The person, persons, or entity in whose name(s) shares are recorded on the books of the Corporation and who sign(s) as record holder(s), shall be deemed by the Corporation to be the beneficial owner(s) of record thereof for all purposes.

      Section 7.6 Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such transfer agents and registrars.

      Section 7.7 Record Date and Transfer Books. (a) For the purpose of determining the identity and number of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders. Such date may not be more than seventy (70) days and, in case of a meeting of shareholders, not fewer than (10) days prior to the date on which the particular action, requiring such determination of share holders, is to be taken.
     (b) If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
     (c) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date that was fixed for the original meeting.

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      Section 7.8 Voting Record.  The officer or agent having charge of the stock transfer books for shares of this  Corporation shall make, at least ten
(10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

      Section 7.9 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to, or on behalf of, the Corporation. The record shareholder is entitled to exercise any and all of the rights and powers incident to the ownership of such stock for any lawful purpose related to the Corporation's stock.

      Section 7.10 Corporation as Shareholder. The Board of Directors shall have power and authority to execute and deliver proxies and consents on behalf of, and in connection with the exercise by, the Corporation of the rights and powers incident to the ownership of stock, in the Corporation. The Board of directors, from time to time, may confer like powers upon any other person or persons by special resolution.

                               ARTICLE  VIII
                              INDEMNIFICATION

      Section 8.1 Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. To the fullest extent permitted by law, the Corporation shall and does hereby indemnify and hold harmless each current and former, and any such director's or officer's heirs and administrators, current and former director and officer of the Corporation, each person who has served at the Corporation's request as a director or officer of another corporation in or of which the Corporation owns shares or is a creditor, and from and against any and all claims, judgments, and liabilities to which any such individual may become subject by reason of service as a director or officer of the Corporation, or by reason of any alleged act or omission by such director or officer, and shall reimburse each such individual for all legal and other expenses reasonably and actually incurred in connection with any such claim, judgment or liability. However, no one may be indemnified against, or be reimbursed for, any expense incurred in connection with any claim, judgment or liability arising out of that persons's own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which such person may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees, and agents shall be fully protected in taking any action, making any payment, or in refusing to do so in reliance upon the advice of counsel.

      Section 8.2 Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking or entitled to indemnification may be authorized under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, with respect to any action in such person's official or other nonlawful capacity, and entitlement to reimbursement shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of any such person.

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      Section 8.3 Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agency or other representative of the Corporation, or is or was serving the Corporation at the request of another corporation, partnership, joint venture, trust, or other enterprise, against any claim, judgment, or liability asserted against, and reasonably and actually incurred by, such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against liability under these Bylaws, the Utah Revised Business Corporation Act.

      Section 8.4 Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit, or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.


                                ARTICLE IX
                                AMENDMENTS

     Any one, several or all of the Bylaws may be altered, amended, repealed, or new Bylaws may be adopted or restated, by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote. These Bylaws also may be altered, amended, added to, repealed, or restated by the affirmative vote of a majority of the Board of Directors at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meeting, which notice shall explain the reasons for and describe the proposed changes to such Bylaws. Only changes that have been specified in the notice shall be made.


                                ARTICLE  X
                                FISCAL YEAR

     The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.


                                ARTICLE  XI
                                 DIVIDENDS

     The Board of Directors at any regular or special meeting, as it deems advisable, may declare dividends payable out of the surplus of the Corporation.


                               ARTICLE  XII
                              CORPORATE SEAL

     The Board of Directors may, in its sole discretion, determine whether or not to procure a corporate seal. If a seal is procured, it may be in the form of a circle, and bearing the name of the Corporation, the word "Utah", signifying the state of incorporation, and the year of incorporation.

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     THESE BYLAWS WERE ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS OF
THE GOLD CHAIN MINING COMPANY AT THE 1995 ANNUAL MEETING OF THE BOARD OF DIRECTORS, HELD THE 17th DAY OF JUNE, 1995, EFFECTIVE AS OF THE DATE OF THEIR ADOPTION.

THE ADOPTION OF THESE BY-LAWS IS HEREBY RATIFIED AND THESE BY-LAWS ARE HEREBY ACCEPTED BY THE UNANIMOUS CONSENT OF THE UNDERSIGNED MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY, THIS 28th DAY OF JULY, 1998.



                             /s/ Spenst Hansen
                  ____________________________________
                         Spenst Hansen, Director
                   Chairman of the Board of Directors



     /s/ Elizabeth Knowlton                      /s/ C M Chavez
_________________________________       _________________________________
  Elizabeth Knowlton, Director               Carlos Chavez, Director








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